SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                                Form 8-K

          Current Report Pursuant to Section 13 or 15 (d) of
                     The Securities Act of 1934

Date of Report (Date of earliest event reported)    November 12, 1998


                         COVEST BANCSHARES, INC.

                        --------------------------

        (Exact name of registrant as specified in its charter)

          DELAWARE              0-20160            36-3820609
          --------              -------            ----------

     (State or other       (Commission File         (I.R.S.
   Employer Jurisdiction    Number)                 Identification
   No.)                                             No.)


           749 Lee Street, Des Plaines, Illinois    60016
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        (address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (847) 294-6500










Item 5.  OTHER EVENTS

On Thursday, November 12, 1998, the Company issued a press release announcing that its subsidiary, CoVest Banc, has entered into an agreement to sell its credit card portfolio. The text of the press release is attached hereto as Exhibit 99.1


Item 7.  EXHIBIT 99.1

COVEST BANCSHARES, INC. ANNOUNCES SALE OF CREDIT CARD PORTFOLIO
Des Plaines, Illinois November 12, 1998 - - CoVest Bancshares, Inc. announced today that its CoVest Banc subsidiary has entered into an agreement to sell its credit card portfolio to Banco Popular N. A. (Florida). The transaction is expected to close on or before November 16, 1998.

Although terms of the transaction were not announced, Paul A. Larsen, Chief Financial Officer of CoVest Bancshares, Inc., commented that,
"The size of our credit card portfolio has decreased one-third to
approximately $11 million over the last several years.   Competition
from the giants in the credit card industry  has resulted in decreased
profits from our Bank's credit card portfolio."   R. Kennedy Alger,
Executive Vice President, stated that, "The financial resources freed up when this sale closes will be available to support growth opportunities in the retail and commercial lending departments."

Loan Trade, Inc. of Ft. Lauderdale, Fl.  facilitated the transaction.

As of September 30, 1998, CoVest Bancshares, Inc. had consolidated assets of $581 million. CoVest Banc operates full-service offices in Arlington Heights, Des Plaines and Schaumburg, and loan production offices in Aurora and McHenry. The Company's Common Stock trades on the
NASDAQ National Market under the symbol COVB.

Contact:  Paul A. Larsen, Chief Financial Officer          (847)294-6566


                                SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 1998            COVEST BANCSHARES, INC.

                                     By:/s/ Paul A. Larsen
                                         _______________________
                                         Paul A. Larsen
                                         Senior Vice President and
                                         Chief Financial Officer